Exhibit (a)(1)(C)

NOTICE OF WITHDRAWAL OF
PURCHASE NOTICE RELATING TO
VISHAY INTERTECHNOLOGY, INC.
3-5/8% CONVERTIBLE SUBORDINATED NOTES DUE 2023

CUSIP NUMBERS: 928298AF5 and 928298AE8

PURSUANT TO THE COMPANY NOTICE DATED JUNE 25, 2008

This withdrawal notice relates to the purchase of 3-5/8% Convertible Subordinated Notes Due 2023 (the “Notes”) of Vishay Intertechnology, Inc., at the option of the holders of the Notes. The option is pursuant to the terms and conditions specified in paragraph 8 of the Notes, the indenture dated August 6, 2003 that governs the Notes and the company notice, dated June 25, 2008, relating to the option.

This notice of withdrawal is to be completed by holders of Notes who have previously delivered a purchase notice relating to the exercise of the option and who desire to withdraw exercise of the option with respect to some or all of the Notes to which the purchase notice relates.

Holders who have exercised the option and surrendered their Notes by transfer to the account of the paying agent at The Depository Trust Company (DTC) may withdraw their exercise through the withdrawal procedures of DTC.

In all cases, in order to validly withdraw exercise of the option, this notice of withdrawal (or a facsimile), properly completed, must be received by the paying agent at its address identified below (and any withdrawal through the procedures of the DTC must be effected) prior to 5:00 p.m. New York City time on July 29, 2008.

The paying agent for the exercise of the option is U.S. Bank, N.A. The address of the paying agent is as follows:

BY MAIL	BY FACSIMILE	BY HAND OR OVERNIGHT
Corporate Trust Services	(for eligible institutions only)	Corporate Trust Services
Two Liberty Place	(215) 523-6123	Two Liberty Place
50 South 16th Street, Suite 2000	Confirmation:	50 South 16th Street, Suite 2000
Philadelphia, PA 19102	(215) 761-9395	Philadelphia, PA 19102
Attn: Anna Rossi		Attn: Anna Rossi

Ladies and Gentlemen:

The undersigned hereby withdraws exercise of the option to require Vishay Intertechnology, Inc. to purchase Vishay’s 3-5/8% Convertible Subordinated Notes due 2023 (the “Notes”) with respect to the Notes identified below and which were identified in a purchase notice (or agent’s message in lieu thereof) previously delivered to the paying agent.

The undersigned understands that this withdrawal may not be rescinded and that the option will no longer be deemed to be validly exercised with respect to the Notes identified below. The option may hereafter be re-exercised for these Notes only by following the procedures for exercise specified in the company notice, dated June 25, 2008, in respect of the option and the related form of purchase notice.

All authority conferred in this withdrawal notice shall survive the dissolution, liquidation, death or incapacity of the undersigned, and any obligations of the undersigned under this withdrawal notice shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

DESCRIPTION OF NOTES BEING WITHDRAWN

Name of DTC Participant (1):

DTC Account Number:

Contact Person:

Address (1):

Area Code and Telephone Number:

Area Code and Facsimile Number:

Transaction Code Number:

Date of Purchase Notice or
Agent’s Message:	___________________, 2008
____________________

(1) Must correspond to the name and address of the DTC participant from whose account the Notes will be transferred to the account of the paying agent, exactly as they appear on the security position listing of DTC.

SIGNATURE(S)

Must be signed on behalf of the DTC participant whose name appears in the DTC securities position listing indicated above or on behalf of a transferee authorized by documents transmitted with this purchase notice.

Authorized Signature:

Name (please print):

Capacity / Title:

Name of DTC Participant or
Authorized Transferee:

Address:

Area Code and Telephone Number:

Date:	__________________________, 2008

SIGNATURE GUARANTEE
(required if not submitted for the account of an eligible institution)

The undersigned eligible institution hereby guarantees to the company the signature appearing above.

Authorized Signature:

Name (please print):

Capacity / Title:

Eligible Institution:

Address:

Area Code and Telephone Number:

Date:	__________________________, 2008

INSTRUCTIONS

1. Delivery of Withdrawal Notice. This withdrawal notice may be used by holders of 3-5/8% Convertible Subordinated Notes Due 2023 (the “Notes”) of Vishay Intertechnology, Inc., who previously exercised their option to require Vishay to purchase their Notes and wish to withdraw the exercise of the option. The withdrawal may be effected with respect to all or any portion of the Notes as to which the option was previously exercised, but, if effected with respect to only a portion of the Notes, it may only be effected for integral multiples of $1,000 of the Notes.

This withdrawal notice must be received by the paying agent at its address appearing on the first page of the notice prior to 5:00 p.m. New York City time on July 29, 2008. A holder that has previously delivered the Notes identified in this notice to the paying agent using the book-entry transfer procedures of The Depository Trust Company (DTC) need not submit a physical withdrawal notice and may instead effect the withdrawal pursuant to the withdrawal procedures of DTC.

In all cases, in order to validly withdraw exercise of the option, this notice of withdrawal (or a facsimile), properly completed, must be received by the paying agent at its address identified below (and any withdrawal through the procedures of the DTC must be effected) prior to 5:00 p.m. New York City time on July 29, 2008.

The method of delivery of all documents, including this withdrawal notice and any other required documents, is at the election and risk of the withdrawing holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

2. Guarantee of Signatures. No signature guarantee is required if this withdrawal notice is submitted for the account of an eligible guarantor institution, as defined in Rule 17Ad-15 under the Exchange Act (referred to as an eligible institution).

In all other cases an eligible institution must guarantee the signature(s) on this purchase notice.

3. Signatures on Withdrawal Notice. If this withdrawal notice is signed on behalf of a participant appearing in a securities position listing with DTC, the name and address of the participant must correspond exactly to the name and address of the participant appearing in the listing. If this withdrawal notice is signed by a transferee of a DTC participant, this purchase notice must be accompanied by evidence of transfer satisfactory to the company. If any such transferee is acting through attorneys-in-fact, executors, administrators, trustees, guardians, partners, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the company of their authority so to act.

4. Return of Surrendered Notes. Any Notes surrendered to the paying agent as to which exercise of the option has been validly withdrawn will be returned by book-entry transfer for credit to the DTC account from which the Notes were transferred to the paying agent.

5. Irregularities. The company will determine, in its sole discretion, all questions as to the validity of the execution and delivery of this withdrawal notice. The company also reserves the absolute right to waive any defect or irregularity. None of the company, the paying agent or any other person is obligated to give notice of any defect or irregularity, and none of them will incur any liability for failure to give such notice. 6. Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance may be directed to the paying agent (call (215) 761-9395), and additional copies of the company notice and this withdrawal notice may also be obtained from the paying agent.